Exhibit 99.1

FirstEnergy Corp.	For Release: May 25, 2022
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Commences Cash Tender Offer for up to $800 Million Aggregate Purchase Price of Certain of Its Outstanding Notes

Akron, Ohio – FirstEnergy Corp. (“FirstEnergy”) (NYSE: FE) announced today that it has commenced an offer to purchase for cash (the “Tender Offer”) up to the maximum combined aggregate purchase price of $800 million, including principal and premium but excluding accrued and unpaid interest (the “Maximum Tender Amount”), of its 7.375% Notes, Series C, due 2031 (the “2031 Notes”) and 4.85% Notes, Series C, due 2047 (which, pursuant to their terms, accrue interest at a rate of 5.35% per annum as of the date of this news release) (the “2047 Notes” and, together with the 2031 Notes, the “Notes” and, each, a “Series” of Notes). Subject to the Maximum Tender Amount, the amount of a Series of Notes that is purchased in the Tender Offer will be based on the Acceptance Priority Levels set forth below. The Tender Offer is being made on the terms and subject to the conditions set forth in the offer to purchase dated May 25, 2022 (the “Offer to Purchase”). Capitalized terms used in this release but not otherwise defined have the meaning given in the Offer to Purchase.

Consummation of the Tender Offer and payment for the Notes accepted for purchase are subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase, including, among other things, completion of a transaction involving the sale of a minority interest in FirstEnergy Transmission, LLC, pursuant to a definitive agreement with affiliates of Brookfield Infrastructure Partners, as announced by FirstEnergy in November 2021 (the “Financing Condition”). Subject to applicable law, FirstEnergy has reserved the absolute right, in its sole discretion, to at any time (i) waive any and all conditions to the Tender Offer, including the satisfaction of the Financing Condition, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or waive the Maximum Tender Amount, with or without extending the Withdrawal Date (as defined below), or (iv) otherwise amend the Tender Offer in any respect.

The Tender Offer will expire at 11:59 p.m., New York City time, on June 23, 2022, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as the same may be extended, the “Expiration Time”). Notes tendered at or prior to 5:00 p.m., New York City time, on June 8, 2022 (such date and time, as the same may be extended, the “Withdrawal Date”) may be validly withdrawn at any time at or prior to the Withdrawal Date, but not thereafter, except in certain limited circumstances where FirstEnergy determines that additional withdrawal rights are required by law. Holders of the Notes (“Holders”) are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer.

Certain information regarding the Notes and the Tender Offer is set forth in the table below.

CUSIP No. / ISIN	Title of Security	Principal Amount Outstanding	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Premium(1)(2)	Hypothetical Total Consideration(1)(3)
337932 AC1 / US337932AC13	7.375% Notes, Series C, due 2031	$1,500,000,000	1	2.875% U.S. Treasury due May 15, 2032	FIT1	+235	$50.00	$1,167.21
337932 AJ6 / US337932AJ65	4.85% Notes, Series C, due 2047(4)	$1,000,000,000	2	2.250% U.S. Treasury due February 15, 2052	FIT1	+300	$50.00	$914.36
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(1)     The Total Consideration for each Series validly tendered prior to or at the applicable Early Tender Time and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the applicable Early Tender Premium.

(2) Per $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time and accepted for purchase.

(3) Hypothetical Total Consideration as of 10:00 a.m., New York City time, on May 24, 2022 and assuming Early Settlement Date of June 10, 2022.

(4) Pursuant to their terms, the 2047 Notes accrue interest at a rate of 5.35% per annum as of the date of this news release.

Holders who validly tender and do not validly withdraw their Notes at or prior to 5:00 p.m., New York City time, on June 8, 2022, unless extended with respect to any Series of Notes (such date and time, as the same may be extended, the “Early Tender Time”) or the Tender Offer is earlier terminated by FirstEnergy, will be eligible to receive the applicable Total Consideration, which includes the applicable Early Tender Premium as set forth in the table above. The applicable Total Consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable Fixed Spread specified in the table above over the applicable Reference Yield based on the bid-side price of the applicable Reference Treasury Security specified in the table above, as calculated by the Dealer Managers (as defined below) at 10:00 a.m., New York City time, on June 9, 2022 (subject to certain exceptions set forth in the Offer to Purchase, such time and date, as the same may be extended, the “Price Determination Date”). Holders who validly tender their Notes after the Early Tender Time and at or prior to the Expiration Time will be entitled to receive only the applicable Tender Offer Consideration, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

For Notes validly tendered at or prior to the Early Tender Time and not subsequently validly withdrawn and that are accepted for purchase, FirstEnergy has the option for settlement to occur on the Early Settlement Date, which is expected to be June 10, 2022, the second business day following the Early Tender Time. In the event FirstEnergy chooses to have an Early Settlement Date, settlement for Notes validly tendered after the Early Tender Time but at or prior to the Expiration Time and accepted for purchase, if any, is expected to occur on June 27, 2022, the second business day following the Expiration Time, unless extended.

In addition to the applicable Total Consideration or the applicable Tender Offer Consideration, as applicable, all Notes accepted for purchase pursuant to the Tender Offer, will, on the Early Settlement Date or the Final Settlement Date, as applicable, also receive accrued and unpaid interest in respect of such Notes from the last interest payment date to, but not including, the applicable Settlement Date.

Subject to the Maximum Tender Amount, the application of the Acceptance Priority Levels, and the other terms and conditions described in the Offer to Purchase, FirstEnergy intends to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time. However, if the Tender Offer is fully subscribed as of the Early Tender Time, Holders who validly tender their Notes after the Early Tender Time will not have any of their Notes accepted for purchase. Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time will be accepted for purchase in priority to the Notes validly tendered after the Early Tender Time and at or prior to the Expiration Time even if such Notes validly tendered after the Early Tender Time and at or prior to the Expiration Time have a higher Acceptance Priority Level than the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time. As a result, each Holder who validly tenders Notes pursuant to the Tender Offer may have a portion of its Notes returned to it, and the amount of Notes returned will depend on the level of participation of Holders in the Tender Offer. The Tender Offer may

be subject to proration if the aggregate purchase price (including principal and premium but excluding accrued and unpaid interest) of the Notes that are validly tendered and not validly withdrawn is greater than the Maximum Tender Amount.

FirstEnergy has engaged Barclays Capital Inc. (“Barclays”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) to act as dealer managers (together, the “Dealer Managers”) in connection with the Tender Offer and has appointed D.F. King & Co., Inc. to serve as the Tender Agent and Information Agent for the Tender Offer. Copies of the Offer to Purchase are available by contacting D.F. King & Co., Inc. via telephone at (212) 269-5550 (toll free) or (800) 859-8509 (for banks and brokers) or email: fe@dfking.com. Questions regarding the terms of the Tender Offer should be directed to Barclays at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

None of FirstEnergy, its board of directors, the Dealer Managers, D.F. King & Co., Inc., the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This news release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to any securities. This news release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this news release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, and this news release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information that should be read carefully before any decision is made with respect to the Tender Offer. The Tender Offer is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offer.

ABOUT FIRSTENERGY CORP.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation’s largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.ﬁrstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the completion of the Tender Offer; the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining court approval of the definitive settlement agreement in the derivative shareholder lawsuits; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of the minority interest in FirstEnergy Transmission, LLC; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of the COVID-19 pandemic and the related impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, supply chain disruptions, additional costs, workforce impacts and governmental and regulatory responses to the pandemic, such as moratoriums on utility disconnections and workforce vaccination mandates; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions, including recession and inflationary pressure, affecting FirstEnergy and/or its customers and those vendors with which FirstEnergy does business; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts, or causing FirstEnergy to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.